EXHIBIT 10.5

September 19, 2023

Empire Louisiana LLC

Empire North Dakota LLC

2651 East 21st Street, Suite 310

Tulsa, OK 74114

Attn: Michael R. Morrisett, President

Re:	Senior Revolver Loan Agreement dated as of September 20, 2018, as amended by that certain First Amendment thereto dated as of March 27, 2019, as amended by that certain Second Amendment thereto dated as of June 30, 2020, as amended by that certain Third Amendment thereto dated as of December 31, 2020, as amended by that certain Fourth Amendment thereto dated as of July 7, 2021, as amended by that certain Fifth Amendment thereto dated as of August 9, 2023, and as amended from time to time by letter agreement prior to the date hereof (collectively, the "Existing Loan Agreement"), by and among EMPIRE LOUISIANA LLC, a Delaware limited liability company ("EL"), and EMPIRE NORTH DAKOTA LLC, a Delaware limited liability company ("END", together with EL are sometimes referred to herein collectively as the "Borrower"), and CROSSFIRST BANK, a Kansas state-chartered bank (the "Bank")

Dear Mike,

This letter ("Letter Agreement") notifies you that Bank has received Borrower's request that Bank permit and allow that certain bridge loan financing arrangement between END and each of Phil Mulacek, an individual ("Mulacek") and Energy Evolution Master Fund, LTD., a Cayman Islands exempted company ("Fund," and, together with Mulacek, collectively, the "Subordinate Lenders"), pursuant to which the Subordinate Lenders will extend two (2) loans in the amount of $5,000,000.00 each (aggregate $10,000,000.00) to END as evidenced by those certain promissory notes from END in favor of each of the Subordinate Lenders (such transaction being hereinafter referred to as the "Bridge Financing"). Bank hereby agrees to allow and permit the Bridge Financing, and to allow and permit END to enter into the Bridge Financing arrangement, and in connection therewith, Bank and Borrower shall make certain additional modifications to the Existing Loan Agreement, all as indicated below, and that the Existing Loan Agreement is hereby amended, modified and extended by this Letter Agreement (as amended, collectively, the "Loan Agreement") as follows:

Empire Louisiana LLC

Empire North Dakota LLC

September 19, 2023

1.               Definitions. Capitalized terms used in this Letter Agreement and not otherwise defined shall have the meaning given in the Existing Loan Agreement. In addition, the following terms are added to Article I of the Existing Loan Agreement or amended to read as follows:

"Funded Debt" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all purchase money Indebtedness (including Indebtedness in respect of conditional sale or title retention arrangements and obligations in respect of the deferred purchase price of property or services) of such Person, including the principal portion of all obligations of such Person under capital leases, (iv) all contingent debt of such Person with respect to Funded Debt of another Person, (v) all Funded Debt of another Person secured by a Lien on any property of such Person, whether or not such Funded Debt has been assumed, and (vi) the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt; provided, however, that any bridge loan or bridge financing arrangement between EL and/or END and any subordinate or third-party lender shall be specifically excluded from the definition of Funded Debt.

2.               Limitation on Other Indebtedness – Exhibit B. Exhibit B to the Existing Loan Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto and incorporated herein by reference.

3.               Consent to Other Indebtedness. Borrower has requested and Bank has agreed to permit Borrower to enter into the Bridge Financing arrangement described herein. This consent to additional indebtedness contained in this Section 3 is limited to the Bridge Financing arrangement and shall in no way be interpreted as a requirement or agreement by the Bank to make any similar accommodation or amendment in the future. In the event Borrower enters into any security agreements, including without limitation, any mortgages or security agreements, relating to the Bridge Financing, Borrower shall obtain Bank's prior written approval and consent to such security agreement.

4.               Segregated Account. Borrower and Guarantor agree that (a) all monies extended to Borrower pursuant to the Bridge Financing arrangement shall be deposited into a segregated account of the Borrower with the Bank (the "Bridge Loan Account"), (b) the monies in the Bridge Loan Account shall be used solely in connection with the development of certain oil and gas properties leased and operated by Borrower in North Dakota and described on Exhibit A attached hereto, and (c) all monies remaining in the Bridge Loan Account, together with certain additional cash proceeds from other borrowings of Guarantor and injected as equity into the END, shall be used to repay outstanding principal and accrued and unpaid interest under the Bridge Financing promissory notes; provided, however, that any borrowings of Guarantor shall not violate Guarantor's existing Amended and Restated Guaranty Agreement in favor of Bank

Empire Louisiana LLC

Empire North Dakota LLC

September 19, 2023

dated March 27, 2019. Aside from the initial advance of the Bridge Financing, the Borrower shall not deposit any additional monies into the Bridge Loan Account. Except as set forth above, the Borrower shall not use any other monies on deposit with Lender, or otherwise held by the Borrower, outside the Bridge Loan Account to repay any principal or accrued and unpaid interest under the Bridge Financing promissory notes.

5.               Fees and Expenses. In consideration of the Bridge Financing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged and stipulated by Borrower, Borrower and Guarantor also further agree, acknowledge and stipulate that Borrower will pay or reimburse all reasonable fees and expenses, including Bank's reasonable attorney's fees and expenses, in connection with the negotiation and preparation of this Letter Agreement.

6.               Incorporation/Representations/Warranties/Covenants. The remaining terms, provisions, conditions and limitations of the Existing Loan Agreement and the other Loan Documents and Security Instruments described or defined therein continue in full force and effect for all purposes, all of which are hereby ratified and confirmed by the Borrower. The Borrower restates, confirms, adopts and ratifies the warranties, covenants and representations set forth in the Existing Loan Agreement and the other Loan Documents and further represents to the Bank that, as of the date hereof and except as specifically identified in and addressed by this Letter Agreement, no Default or Event of Default exists under any Loan Document.

7.               Waiver/Release. In consideration of the amendments herein contained, Borrower and Guarantor hereby waive and release the Bank from any and all claims, counterclaims, defenses and setoffs, known or unknown, as of the effective date of this Letter Agreement with respect to the Existing Loan Agreement and the Loan Documents and the transactions contemplated thereby.

8.               Loan Document. This Letter Agreement constitutes a Loan Document. This Letter Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

9.               Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

10.            Ratification. Borrower hereby acknowledges the terms of this Letter Agreement and ratifies and affirms its obligations under and continuing liability under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect for all purposes to the fullest extent permitted by applicable law. The undersigned Guarantor ratifies and confirms this Letter Agreement and the continuing effectiveness of its Guaranty Agreement in all respects to the fullest extent permitted by applicable law.

11.            Reservation of Rights. Bank expressly retains and reserves any and all rights and remedies available thereto at law or in equity and pursuant to the Existing Loan Agreement and

Empire Louisiana LLC

Empire North Dakota LLC

September 19, 2023

any other Loan Documents or Security Instruments executed in connection with the Existing Loan Agreement, all of which shall remain in full force and effect.

Please indicate your agreement with each of the foregoing terms and provisions set forth above and your concurrence with the scope and limitations of the foregoing Letter Agreement, where indicated below.

BANK:	CROSSFIRST BANK

	By:	/s/ Henry Smith
Henry Smith, Vice President/Energy Bank

Empire Louisiana LLC

Empire North Dakota LLC

September 19, 2023

Accepted, confirmed and agreed to by the undersigned in Tulsa, Oklahoma, effective on and after September 19, 2023:

BORROWER:

EMPIRE LOUISIANA, LLC,

a Delaware limited liability company

By:  /s/ Michael R. Morrisett

Michael R. Morrisett, President

EMPIRE NORTH DAKOTA LLC,

Delaware limited liability company

By: /s/ Michael R. Morrisett

Michael R. Morrisett, President

Ratified, confirmed and continued, insofar as the Amended and Restated Guaranty Agreement in favor of CrossFirst Bank dated as of March 27, 2019 (the "Guaranty Agreement"), from the undersigned is concerned, effective on and after September 19, 2023:

GUARANTOR:	EMPIRE PETROLEUM CORPORATION,
a Delaware corporation

	By:	/s/ Michael R. Morrisett
Michael R. Morrisett, President